                                   EXHIBIT 1.2

                          UNDERWRITER'S WARRANT (FORM)

              NO SALE OR TRANSFER OF THIS WARRANT OR THE SECURITIES
                    UNDERLYING THIS WARRANT MAY BE MADE UNTIL
                  THE EFFECTIVENESS OF A REGISTRATION STATEMENT
                    OR OF A POST-EFFECTIVE AMENDMENT THERETO
                  UNDER THE SECURITIES ACT OF 1933 (THE "ACT"),
               COVERING THIS WARRANT OR THE SECURITIES UNDERLYING
             THIS WARRANT, OR UNTIL THE COMPANY IS IN RECEIPT OF AN
                 OPINION OF COUNSEL SATISFACTORY TO THE COMPANY
                STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM
              THE REGISTRATION REQUIREMENTS OF THE ACT. TRANSFER OF
               THIS WARRANT IS RESTRICTED UNDER PARAGRAPH 2 BELOW.






                        UNDERWRITER'S WARRANT TO PURCHASE
                     COMMON STOCK AND/OR REDEEMABLE WARRANTS



                             LUMINEX LIGHTING, INC.

                           (a California corporation)




                         Dated:______________ ___, 1998

           THIS CERTIFIES THAT Platinum Equities, Inc. (the "Underwriter", and together with its assigns, the "Holder") is entitled to purchase from Luminex Lighting, Inc., a California corporation (the "Company"), for an aggregate price of $10, an option ("Purchase Option"), during the period as hereinafter specified, for up to 50,000 shares of the Company's common stock, no par value per share (the "Common Stock"), and up to 50,000 redeemable Common Stock purchase warrants (the "Warrants," and collectively with the Common Stock, the "Securities"), at a purchase price of $6.60 per share of Common Stock and $.12 per Warrant which Warrant is exercisable at $6.00 per share of Common Stock (the "Exercise Price") (the "Underwriter's Warrant").

           This Underwriter's Warrant is issued pursuant to an Underwriting Agreement dated , 1998, between the Company and the Underwriter in connection with a public offering through the Underwriter (the "Public Offering") of 500,000 shares of Common Stock and 500,000 Warrants.

           1. Exercise of the Representative's Warrant.

                     (a) The rights represented by this Underwriter's Warrant shall be exercised at the prices and during the periods as follows:

                               (i)  During the period from _______ __, 1998 to
_______ __, 1999, inclusive, the Holder shall have no right to purchase any Securities hereunder.

                               (ii) Between _______ __, 1999 and _______ __,
2003, inclusive, the Holder shall have the option to purchase shares of Common Stock and Warrants hereunder at a price of $6.60 and $.12, respectively, the purchase price of the Common Stock and the Warrant being 120% of the public offering price for the Securities set forth in the Prospectus forming a part of the registration statement on Form SB-2 (File No. 333-_______) of the Company, as amended (the "Registration Statement").

                               (iii) After ________ __, 2003, the Holder shall
have no right to purchase any Securities hereunder and this Underwriter's Warrant shall expire effective at 5:00 p.m., New York time.

                     (b) The rights represented by this Underwriter's Warrant may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Underwriter's Warrant (with the purchase form at the end hereof properly executed) at the principal executive of office of the Company (or such other of office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of shares of Common Stock and Warrants specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Paragraph 5 and subparagraphs (b), (c) and (d) of Paragraph 6 hereof. This Underwriter's Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Underwriter's Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 1, and the person or persons in whose name or names the certificates for the Securities shall be issuable upon such exercise shall become the Holder or Holders of record of such Common Stock and Warrants at that time and date. The Common Stock and Warrants so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Underwriter's Warrant shall have been so exercised.

           2. Restrictions on Transfer.

                     This Underwriter's Warrant shall not be transferred, sold, assigned, or hypothecated for a period of one year commencing _______ __, 1998, except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an of officer of the Underwriter or an officer or partner of any other member of the underwriting syndicate or selling group member during such period; and after such one-year period, such a transfer may occur providing the Underwriter's Warrant is exercised immediately upon transfer, and if not exercised immediately on transfer, the Underwriter's Warrant shall lapse. Any such assignment shall be effected by the Holder by (i) completing and executing the form of assignment at the end hereof and (ii) surrendering this Underwriter's Warrant with such duly completed and executed assignment form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the office or agency of the Company referred to in Paragraph 1 hereof, accompanied by a certificate (signed by a duly authorized representative of the Holder), stating that each transferee is a permitted transferee under this Paragraph 2 hereof; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Underwriter's Warrant or Underwriter's Warrants of like tenor and representing in the aggregate rights to purchase the same number of Securities as are then purchasable hereunder.

           3. Covenants of the Company.

                     (a) The Company covenants and agrees that all Common Stock and Common Stock issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof by reason of being such a holder, other than as set forth herein.

                     (b) The Company covenants and agrees that during the period within which this Underwriter's Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Underwriter's Warrant and the Warrants included therein.

                     (c) The Company covenants and agrees that for so long as the Securities shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Underwriter's Warrant and the Warrants contained therein, to be listed on or quoted by the over-the-counter bulletin board system or on the Nasdaq SmallCap Market.

           4. No Rights of Stockholder.

                     This Underwriter's Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Underwriter's Warrant and are not enforceable against the Company except to the extent set forth herein.

           5. Registration Rights.

                     (a) The Company shall advise the Holder or its transferee, whether the Holder holds this Underwriter's Warrant or has exercised this Representative's Warrant and holds Common Stock and Warrants, or Common Stock underlying the Warrants (the "Warrant Shares"), by written notice at least 30 days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act, covering any securities of the Company, for its own account or for the account of others, and will for a period of four years from _______ __, 1999 upon the request of the Holder, include in any such post-effective amendment or registration statement such information as may be required to permit a public offering of any of the Common Stock or Warrants issuable hereunder, and/or the Warrant Shares (the "Registerable Securities"), provided however that this Section 5(a) is not applicable to any registration statement by the Company on Forms S-4 or S-8 (including any Form S-3 related to such Form S-8) or any other comparable form. The Company shall supply prospectuses in order to facilitate the public sale or other disposition of the Registerable Securities, use its best efforts to register and qualify any of the Registerable Securities for sale in such states as such Holder reasonably designates, provided such qualification is not solely for the purpose of subjecting the Company to jurisdiction in that state or is not unduly burdensome, and do any and all other acts and things which may be necessary to enable such Holder to consummate the public sale of the Registerable Securities, and furnish indemnification in the manner provided in Paragraph 6 hereof. The Holder shall furnish information reasonably requested by the Company in accordance with such post-effective amendments or registration statements, including its intentions with respect thereto, and shall furnish indemnification as set forth in Paragraph 6. The Company shall continue to advise the Holders of the Registerable Securities of its intention to file a registration statement or amendment pursuant to this Paragraph 5(a) until the earlier of (i) , 2003; or
(ii) such time as all of the Registerable Securities have been registered and sold under the Act.

                     (b) If any fifty-one (51 %) percent holder (as defined below) shall give notice to the Company at any time during the four (4) year period beginning one (1) year from _______ __, 1998 to the effect that such holder desires to register under the Act any Registerable Securities, under such circumstances that a public distribution (within the meaning of the Act) of any such Registerable Securities will be involved, then the Company will as promptly as practicable after receipt of such notice, but not later than thirty (30) days after receipt of such notice, file a post effective amendment to the current Registration Statement or a new registration statement pursuant to the Act to the end that the Registerable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective as provided herein (including the taking of such steps as are necessary to obtain the removal of any stop order); provided, that such fifty-one (51%) percent holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request; and provided, further, that the Company shall not be required to file such a post effective amendment or registration statement on more than one occasion at its expense. The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least six (6) months from the effective date thereof. The Company shall supply prospectuses in order to facilitate the public sale of the Registerable Securities, use its best efforts to register and qualify any of the Registerable Securities for sale in such states as such holder reasonably designates, provided such qualification is not solely for the purpose of subjecting the Company to jurisdiction in that state or is not unduly burdensome, and furnish indemnification in the manner provided in Paragraph 6 hereof.

                     (c) The Holder may, in accordance with Paragraphs 5(a) or
(b), at his or its option, and subject to the limitations set forth in Paragraph 1(a) hereof, request the registration of any of the Registerable Securities in a filing made by the Company prior to the acquisition of the Securities upon exercise of this Underwriter's Warrant. The Holder may thereafter exercise the Warrants at any time or from time to time subsequent to the effectiveness under the Act of the registration statement in which the Common Stock underlying the Underwriter's Warrants and Warrants were included.

                     (d) The term "51% holder," as used in this Paragraph 5, shall include any owner or combination of owners of Underwriter's Warrants or Registerable Securities if the aggregate number of Common Shares and Warrant Shares included in and underlying the Underwriter's Warrants and Registerable Securities held of record by it or them, would constitute a majority of the aggregate of such Common Shares and Warrant Shares.

                     (e) The following provisions of this Paragraph 5 shall also be applicable:

                               (i) Within ten (10) days after receiving any
notice pursuant to Paragraph 5(b), the Company shall give notice to the other Holders of Underwriter's Warrants or Registerable Securities, advising that the Company is proceeding with such post-effective amendment or registration and offering to include therein the Registerable Securities of such other Holders, provided that they shall furnish the Company with all information in connection therewith as shall be necessary or appropriate and as the Company shall reasonably request in writing. Following the effective date of such post-effective amendment or registration, the Company shall, upon the request of any Holder of Registerable Securities, forthwith supply such number of prospectuses meeting the requirements of the Act, as shall be reasonably requested by such Holder. The Company shall use its best efforts to qualify the Registerable Securities for sale in such states as the 51% holder shall designate, provided such qualification is not solely for the purpose of subjecting the Company to jurisdiction in that state or is not unduly burdensome, at such times as the registration statement is effective under the Act.

                               (ii) The Company shall bear the entire cost and
expense of any registration of securities initiated by it under Paragraph 5(a) hereof notwithstanding that the Registerable Securities subject to this Underwriter's Warrant may be included in any such registration. The Company shall also comply with one request for registration made by the 51% holder pursuant to Paragraph 5(b) hereof at the Company's own expense and without charge to any holder of the Registerable Securities, and with one request at the expense of the Holders thereof. Notwithstanding the foregoing, any Holder whose Registerable Securities are included in any such registration statement pursuant to this Paragraph 5 shall, however, bear the fees of any counsel retained by him and any transfer taxes or underwriting discounts or commissions applicable to the Registerable Securities sold by him pursuant thereto and, in the case of a registration pursuant to Paragraph 5(a) hereof, any additional registration fees attributable to the registration of such Holder's Registerable Securities.

                               (iii) If the managing underwriter in any such
underwritten offering shall advise the Company that it declines to include a portion or all of the Registerable Securities requested by the Holders to be included in the registration statement, then distribution of all or a specified portion of the Registerable Securities shall be excluded from such registration statement (in case of an exclusion as to a portion of such Registerable Securities, such portion to be allocated among such Holders in proportion to the respective numbers of Registerable Securities requested to be registered by each such Holder). In such event the Company shall give the Holder prompt notice of the number of Registerable Securities excluded. Further, in such event the Company shall, within six (6) months of the completion of such subsequent offering, file and use its best efforts to have declared effective, at its sole expense, a registration statement relating to such excluded securities.

           6. Indemnification.

                     (a) Whenever pursuant to Paragraph 5, a registration statement relating to any Registerable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the Registerable Securities covered by such registration statement, amendment or supplement (such holder hereinafter referred to as the "Distributing Holder"), each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each officer, employee, partner or agent of the Distributing Holder, if the Distributing Holder is a broker or dealer, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder for any legal or other expenses reasonably incurred by the Distributing Holder, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder, any other Distributing Holder or any such underwriter for use in the preparation thereof, and (ii) such losses, claims, damages or liabilities arise out of or are based upon any actual or alleged untrue statement or omission made in or from any preliminary prospectus, but corrected in the final prospectus, as amended or supplemented.

                     (b) Whenever pursuant to Paragraph 5 a registration statement relating to the Registerable Securities is filed under the Act, or is amended or supplemented, the Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its of officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                     (c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 6.

                     (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

           7. Adjustments of Exercise Price and Number of Securities.

                     (a) The Warrant Price shall be subject to adjustment from time to time as follows:

                               (1) In case the Company shall at any time after
the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Warrant Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                                          (a) an amount equal to the total
number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Warrant Price in effect immediately prior to such dividend or distribution, by

                                          (b) the total number of shares of
Common Stock outstanding immediately after such issuance or sale.

           For the purposes of any computation to be made in accordance with the provisions of this clause (i), the following provisions shall be applicable:
Common Stock issuable by way of dividend or other distribution on any stock of the Company shall he deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                               (2) In case the Company shall at any time
subdivide or combine the outstanding Common Stock, the Warrant Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the time such subdivision or combination shall become effective.


                               (3) Within a reasonable time after the close of
each quarterly fiscal period of the Company during which the Warrant Price has been adjusted as herein provided, the Company shall:

                                          (a) Deliver to the Underwriter a
certificate signed by the President or Vice President of the Company and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring all such adjustments occurring during such period and the Warrant Price after each such adjustment.

                                          (b) Notwithstanding anything contained
herein to the contrary, no adjustment of the Warrant Price shall be made if the amount of such adjustment shall be less than $.05, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than $.05.

                                          (c) In the event that the number of
outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock or by a subdivision of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to Subsection (b) of this Section by reason of such dividend or subdivision, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased in proportion to such increase in outstanding shares. In the event that the number of shares of Common Stock outstanding is decreased by a combination of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to Subsection (b) of this Section by reason of such combination, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

                                          (d) In case of any reorganization or
reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of each Warrant then outstanding shall thereafter have the right to purchase the kind and amount of shares of Common Stock and/or other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which the holder of such Warrant shall then be entitled to purchase; such adjustments shall apply with respect to all such changes occurring between the date of this Warrant Agreement and the date of exercise of such Warrant.

                                          (e) Subject to the provisions of this
Section, in case the Company shall, at any time prior to the exercise of the Warrants, make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the holder of Warrants who exercises his Warrants after the record date for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith), which would have been payable to such holder had he been the holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution.

                                          (f) In case of the dissolution,
liquidation or winding-up of the Company, all rights under the Warrants shall terminate on a date fixed by the Company, such date to be no earlier than ten
(10) days prior to the effectiveness of such dissolution, liquidation or winding-up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered holder of the Warrants, as the same shall appear on the books of the Company maintained by the Warrant Agent, by registered mail at least thirty (30) days prior to such termination date.

                                          (g) In case the Company shall, at any
time prior to the expiration of the Warrants and prior to the exercise thereof, offer to the holders of its Common Stock any rights to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the last registered holder thereof not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date is fixed for the determination of the stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date fixed with respect to such offer of subscription and the right of the holder thereof to participate in such offer of subscription shall terminate if the Warrant shall not be exercised on or before the date of such closing of the books or such record date.

                                          (h) Any adjustment pursuant to the
aforesaid provisions shall be made on the basis of the number of shares of Common Stock which the holder thereof would have been entitled to acquire by the exercise of the Warrant immediately prior to the event giving rise to such adjustment.

                                          (i) Irrespective of any adjustments in
the Warrant Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrants previously or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant Agreement.

                                          (j) The Company may retain a firm of
independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

                                          (k) If at any time, as a result of an
adjustment made pursuant to paragraph (d) above, the holders of a Warrant or Warrants shall become entitled to purchase any securities other than shares of Common Stock, thereafter the number of such securities so purchasable upon exercise of each Warrant and the Warrant Price for such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (b) and (c).

                                          (l) No adjustment to the Warrant Price
or to the number of shares of Common Stock purchasable upon the exercise of such Warrants will be made, however under the following circumstances:

                                               (i) upon the grant or exercise of
any of the options presently outstanding (or options which may hereafter be granted and/or exercised) under the Company's Stock Option Plan for officers, directors and/or employees, consultants and similar situated parties of the Company; or

                                               (ii) upon the sale or exercise of
the Warrants issued to the public pursuant to the ________ __, 1998 Prospectus;
or

                                               (iii) upon exercise of this
Warrant; or

                                               (iv) upon exercise or sale of the
Warrants issuable upon exercise of the Underwriter's Warrant; or

                                               (v) upon any amendment to or
change in the term of any rights or warrants to subscribe for or purchase, or options for the purchase of Common Stock or convertible securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any convertible securities are convertible into or exchangeable for Common Stock or any change in the rate at which any convertible securities are convertible into or exchangeable for Common Stock (other than rights, warrants, options or convertible securities issued or sold after the close of business on the date of the original issue of the Common Stock, (i) for presently outstanding securities, or (ii) for which an adjustment in the Warrant Price then in effect was theretofore made or required to be made, upon issuance or sale thereof).

           8. Fractional Shares.

                     (a) The Company shall not be required to issue fractions of shares of Common Shares on the exercise of the Warrants subject to this Underwriter's Warrant. The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of any Warrant or Warrants, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a holder exercises all the Warrants held of record by such holder, the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares.

                     (b) The Holder of this Underwriter's Warrant, by acceptance hereof, expressly waives his right to receive any fractional share of Common Stock upon exercise of the Warrants subject to this Underwriter's Warrant.

           9. Redemption of Warrants underlying the Underwriter's Warrant.

           The Warrants underlying the Underwriter's Warrant shall not be subject to redemption by the Company until they have been exercised and the underlying Warrants are outstanding.

           10. Miscellaneous.

                     (a) This Underwriter's Warrant shall be governed by and in accordance with the laws of the State of New York.

                     (b) All notices, requests, consents and other communications hereunder shall be made in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested: (i) if to a Holder, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, 13710 Ramona Avenue, Chino, CA 91710.

                     (c) The Company and the Underwriter may from time to time supplement or amend this Underwriter's Warrant without the approval of any other Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem not to adversely affect the interest of the Holders.

                     (d) All the covenants and provisions of this Underwriter's Warrant by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

                     (e) Nothing in this Underwriter's Warrant shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder or Holders, any legal or equitable right and that any such right is for the sole and exclusive benefit of the Company and the Underwriter and any other Holder or Holders.

                     (f) This Underwriter's Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                     IN WITNESS WHEREOF, Luminex Lighting, Inc. has caused this Underwriter's Warrant to be signed by its duly authorized officer and dated ____________ __, 1998.


LUMINEX LIGHTING, INC.


By:___________________________
      Wasif Siddiqui, President
Its: President

                                  PURCHASE FORM


         (To be signed only upon exercise of the Underwriter's Warrant)


           The undersigned, the Holder of the foregoing Underwriter's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Underwriter's Warrant for, and to purchase thereunder, ________ shares of Common Stock and/or ___ Warrants of Luminex Lighting, Inc. and herewith makes payment of $______ thereof, and requests that the certificates for Common Stock/or Warrants be issued in the name(s) of, and delivered to ____________ whose address(es) is (are) ___________________________



Dated: __________________


_________________________


_________________________
Address

                                  TRANSFER FORM



         (To be signed only upon transfer of the Underwriter's Warrant)



           For value received, the undersigned hereby sells, assigns, and transfers unto _______________________ the right to purchase shares of Common Stock and/or Warrants of Luminex Lighting, Inc. represented by the foregoing Underwriter's Warrant to the extent of _____________ shares of Common Stock and/or ____ Warrants, and appoints ______________, attorney to transfer such rights on the books of Luminex Lighting, Inc., with full power of substitution in the premises.


Dated:__________________

_________________________
(name of holder)

_________________________
Address


_________________________

In the presence of:

_________________________

_________________________